EXHIBIT 1
JOINT FILING AGREEMENT
                       In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 10, 2006 (including amendments thereto) with respect to the Common Stock of butler International Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.
Dated: August 10, 2006

Prescott Group Capital Management, L.L.C.
By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member
Prescott Group Aggressive Small Cap, L.P. By: Prescott Group Capital Management, L.L.C., its general partner

By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member
Prescott Group Aggressive Small Cap II, L.P. By: Prescott Group Capital Management, L.L.C., its general partner

By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member
Phil Frohlich

By:	/s/ Phil Frohlich
Phil Frohlich

ANNEX A

Date	Shares Purchased	Price Per Share	Total Cost
6/13/2006	18,000	$1.72	$30,968
8/2/2006	100,000	$1.75	$174,833
8/4/2006	118,000	$1.50	$177,008